UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective April 24, 2008, the Board of Directors of i2 Technologies, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”) that amended the advance notice provisions of Section 2.5 of the Bylaws relating to stockholder proposals and stockholder nominees to the Company’s Board of Directors, pursuant to which stockholders wishing to present a proposal or nomination at a meeting of the stockholders of the Company must provide the Company timely notice and follow the other procedures contained in the amended Bylaws. The Amendment (i) shortened the advance notice period from 120 to 90 days prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting, (ii) eliminated the requirement that advance notice be given no more than 150 days prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting and (iii) eliminated the requirement that advance notice be given no more than 90 days prior to the date of the annual meeting if (A) the date of the annual meeting is advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from its anniversary date or (B) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended through April 24, 2008, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended through April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ John Harvey
John Harvey
Senior Vice President, General Counsel and Corporate Secretary